Exhibit 15.2

[GRAPHIC APPEARS HERE]

Securities and Exchange Commission

450 Fifth Street NW

Washington DC 20549

and

ALBRAS – Aluminio Brasileiro S.A.

Barcarena PA

Awareness letter

Commissioners:

We are aware that our report dated July 18, 2003 on our review of interim financial information of ALBRAS – Alumínio Brasileiro S.A. as of and for the six months ended June 30, 2003 is included in the Registration Statement on Form F-4 of Vale Overseas Limited and Companhia Vale do Rio Doce, and all amendments thereto.

Rio de Janeiro, RJ, October 8, 2003

/s/ Trevisan
TREVISAN AUDITORES
INDEPENDENTES

Exhibit 15.2

Continued

Deloitte Touche Tohmatsu Av. Presidente Wilson, 231 - 8° e 22° andares 20030-021 - Rio de Janeiro - RJ Brasil

Telefone : (21) 3981-0500 Fac-simile: (21) 3981-0600 www.deloitte.com.br	Deloitte Touche Tohmatsu

Securities and Exchange Commission

450 Fifth Street NW

Washington DC 20549

Commissioners:

We are aware that our report dated July 19, 2002 on our review of interim financial information of ALBRAS – Aluminío Brasileiro S.A. as of and for the six months ended June 30, 2002 is included in the Registration Statement on Form F-4 of Vale Overseas Limited and Companhia Vale do Rio Doce and all amendments thereto.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Rio de Janeiro – RJ
October 9th, 2003